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                                                       Exhibit 24



                         POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS that each person whose signa-ture appears below constitutes and appoints Peter H. Kelley, Ronald J. Endres, Dennis K. Morgan and David J. Kvapil, acting individually or together, as such person's true and lawful attorney(s)-in-fact and agent(s), with full power of substitu-tion and revocation, to act in any capacity for such person and in such person's name, place, and stead in executing a Registra-
                                                       --------
tion Statement on Form S-3 and any amendments thereto, and filing
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said Registration Statement, together with all exhibits thereto and any other documents connected therewith, with the Securities and Exchange Commission for the purpose of registering debt securities of Southern Union Company.


Dated: September 17, 1999


JOHN E. BRENNAN                   ADAM M. LINDEMANN
---------------                   -----------------
John E. Brennan                   Adam M. Lindemann


FRANK W. DENIUS                   GEORGE L. LINDEMANN
---------------                   -------------------
Frank W. Denius                   George L. Lindemann


AARON I. FLEISCHMAN               ROGER J. PEARSON
-------------------               ----------------
Aaron I. Fleischman               Roger J. Pearson


KURT A. GITTER                    GEORGE ROUNTREE, III
--------------                    --------------------
Kurt A. Gitter                    George Rountree, III


PETER H. KELLEY                   DAN K. WASSONG
---------------                   --------------
Peter H. Kelley                   Dan K. Wassong